Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-250825

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2023

PROSPECTUS SUPPLEMENT

OCTOBER , 2023

TO PROSPECTUS DATED NOVEMBER 20, 2020

$

Public Service Enterprise Group Incorporated

$    % Senior Notes Due 2028

$    % Senior Notes Due 2033

We will pay interest on the    % Senior Notes due 2028, or the 2028 Senior Notes, semi-annually on    and    of each year, beginning on    , 2024. The 2028 Senior Notes will mature at par on October  , 2028, unless we redeem them in accordance with their terms prior to such date.

We will pay interest on the    % Senior Notes due 2033, or the 2033 Senior Notes, semi-annually on    and    of each year, beginning on    , 2024. The 2033 Senior Notes will mature at par on October  , 2033, unless we redeem them in accordance with their terms prior to such date. In this prospectus supplement we refer to the 2028 Senior Notes and the 2033 Senior Notes collectively as the Senior Notes.

Each series of Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with each other and with our other existing and future senior unsecured indebtedness; senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Senior Notes; effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries.

We may redeem some or all of the 2028 Senior Notes or the 2033 Senior Notes at any time, in each case at the applicable redemption price, as more fully described in this prospectus supplement under the caption “Description of the Senior Notes — Optional Redemption.” There is no sinking fund for either series of Senior Notes.

Each series of Senior Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Senior Notes will not be listed on any securities exchange or any authorized dealer quotation system and there is currently no market for the Senior Notes.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our other periodic reports filed with the Securities and Exchange Commission, which are incorporated herein by reference.

	Per 2028 Senior Note		Total	Per 2033 Senior Note		Total
Public Offering Price(1)		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds, Before Expenses, to PSEG(1)		%	$		%	$

(1) Plus accrued interest, if any, from October , 2023, if settlement occurs after that date.

The underwriters expect to deliver the Senior Notes in book-entry form only through The Depository Trust Company, Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. on or about October , 2023.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Barclays	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

Morgan Stanley

Co-Managers

BNP PARIBAS	BofA Securities

CastleOak Securities, L.P.	Siebert Williams Shank

You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you and any document incorporated by reference herein and therein is accurate as of any date other than the date of the applicable document. Our business, prospects, financial condition, results of operations and cash flows may have changed since such dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the offering of the Senior Notes and certain other matters relating to us and the underwriters. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which information may not apply to the Senior Notes we are offering in this prospectus supplement.

If the description of the Senior Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

Unless we have indicated otherwise, or the context otherwise requires (e.g., in the case of the issuer of the Senior Notes), references in this prospectus supplement and the accompanying prospectus to “PSEG,” “we,” “us” and “our” or similar terms are to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the following documents filed with the SEC and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering of the Senior Notes pursuant to this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 22, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 (filed on May 2, 2023), and June 30, 2023 (filed on August 1, 2023);

•

Portions of our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders of PSEG held on April 18, 2023, filed with the SEC on March 9, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022; and

•	Our Current Reports on Form 8-K filed on January 18, 2023, February 17, 2023, April 11, 2023, April 19, 2023, April 21, 2023, May 31, 2023, August 7, 2023 and September 21, 2023.

You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Vice President, Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

FORWARD-LOOKING STATEMENTS

This prospectus supplement or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

•

the impact of changes in state and federal legislation and regulations on our business, including Public Service Electric and Gas Company’s (“PSE&G’s”) ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

Additional information concerning these factors is set forth or referred to under “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

All of the forward-looking statements made in this prospectus supplement and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus supplement or the other offering materials apply only as of the date of this prospectus supplement or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus supplement and the other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

SUMMARY

The following summary contains basic information about us and the offering. It may not contain all of the information that may be important to you in making a decision to purchase the Senior Notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed to be incorporated by reference before making your investment decision.

Public Service Enterprise Group Incorporated

We are a public utility holding company that, acting through our wholly owned subsidiaries, is a predominantly regulated electric and gas utility and nuclear generation business. Our principal operating subsidiaries are:

•	PSE&G—which is a public utility engaged principally in the transmission of electricity and distribution of electricity and natural gas in certain areas of New Jersey.

•

PSEG Power LLC—which is an energy supply company that integrates the operations of its merchant nuclear generating assets with its fuel supply functions through competitive energy sales via its principal direct wholly owned subsidiaries.

Our other direct wholly owned subsidiaries are: PSEG Energy Holdings L.L.C., which primarily holds lease investments; PSEG Long Island LLC, which operates the Long Island Power Authority’s electric transmission and distribution system under an Operations Services Agreement; and PSEG Services Corporation, which provides certain management, administrative and general services to us and our subsidiaries at cost.

The Offering

The following summary of the terms of the offering is provided solely for your convenience and is not intended to be complete. You should read and consider the more specific details contained in this prospectus supplement and the accompanying prospectus prior to making a decision to purchase the Senior Notes. See “Description of the Senior Notes” in this prospectus supplement and “Description of the Senior and Subordinated Debt Securities” in the accompanying prospectus.

Issuer	Public Service Enterprise Group Incorporated

Securities Offered	$ aggregate principal amount of % Senior Notes due October , 2028.

$ aggregate principal amount of % Senior Notes due October , 2033.

Ranking

Each series of Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with each other and with our other existing and future senior unsecured indebtedness; senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Senior Notes; effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries. At June 30, 2023, we had approximately $5.0 billion of outstanding indebtedness (including letters of credit) that ranks equally with the Senior Notes.

Maturity	The 2028 Senior Notes will mature on October , 2028 and the 2033 Senior Notes will mature on October , 2033, in each case subject to the provisions described below under “ — Optional Redemption.”

Optional Redemption

Prior to September , 2028 (the date that is one month prior to the maturity date of the 2028 Senior Notes) (the “2028 Senior Notes Par Call Date”), we may redeem the 2028 Senior Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (including interest accrued to, but excluding, the redemption date) discounted to the redemption date (assuming the 2028 Senior Notes matured on the 2028 Senior Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of the Senior Notes” below) plus    basis points, less (b) interest accrued to, but excluding, the redemption date; and

(2) 100% of the principal amount of the 2028 Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2028 Senior Notes Par Call Date, we may redeem the 2028 Senior Notes at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2028 Senior

Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to July    , 2033 (the date that is three months prior to the maturity date of the 2033 Senior Notes) (the “2033 Senior Notes Par Call Date”), we may redeem the 2033 Senior Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (including interest accrued to, but excluding, the redemption date) discounted to the redemption date (assuming the 2033 Senior Notes matured on the 2033 Senior Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points, less (b) interest accrued to, but excluding, the redemption date; and

(2) 100% of the principal amount of the 2033 Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2033 Senior Notes Par Call Date, we may redeem the 2033 Senior Notes at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2033 Senior Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Interest Payment Dates	and of each year, beginning on , 2024, for each series of Senior Notes.

Use of Proceeds

We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes, including, together with cash on hand, the repayment in full of the $750 million outstanding principal amount of PSEG’s 0.841% senior unsecured notes that mature on November 8, 2023. See “Use of Proceeds.”

Conflicts of Interest

If any of the underwriters or their affiliates are holders of PSEG’s 0.841% senior unsecured notes due November 8, 2023, such underwriters or affiliates will receive a portion of the net proceeds from this offering used to repay such notes. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Trustee

The Senior Notes will be issued under an Indenture with U.S. Bank Trust Company, National Association, as successor Trustee. The Trustee will also act as paying agent and registrar for the Senior Notes.

Risk Factors

An investment in the Senior Notes involves certain risks. You should carefully consider the risks described in “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as in the risk factors that are incorporated by reference in this prospectus supplement.

RISK FACTORS

Your investment in the Senior Notes involves risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks as well as the discussion of risks in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our other periodic and current reports filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Senior Notes is suitable for you. Such factors could have a material adverse effect on our business, prospects, financial position, results of operations and cash flows and on the trading price of the Senior Notes. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements” in this prospectus supplement. Senior Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

Redemption May Adversely Affect Your Return on the Senior Notes

We may redeem either series of Senior Notes at our option prior to maturity, in whole or in part, at the applicable redemption prices described herein under “Description of the Senior Notes—Optional Redemption.” As a result, we may redeem your Senior Notes at times when prevailing interest rates are relatively low, in which case you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your Senior Notes being redeemed.

There May Not Be Any Trading Market for the Senior Notes; Many Factors Affect the Trading Price of the Senior Notes

Upon issuance, neither series of Senior Notes will have an established trading market, and it is not anticipated that the Senior Notes of either series will be listed on any securities exchange. The underwriters have advised us that they intend to make a market for the Senior Notes of each series, but they have no obligation to do so, and may discontinue market making at any time without providing any notice. No assurance can be given as to the development, maintenance or liquidity of any trading market for the Senior Notes of either series. In addition to our creditworthiness, many factors affect the trading market for, and trading price of, the Senior Notes of each series. These factors include:

•	the level, direction and volatility of market interest rates generally;

•	our operating results and cash flows;

•	the then-outstanding amount of the applicable series of Senior Notes;

•	credit rating or outlook changes; and

•	the market for similar securities.

There may be a limited number of buyers when you decide to sell your Senior Notes. This may affect the price you receive for your Senior Notes or your ability to sell your Senior Notes at all. You should not purchase Senior Notes unless you understand and know you can bear all of the investment risks involving your Senior Notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Senior Notes

Our credit ratings may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Senior Notes of either series. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the Senior Notes of each series.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the Senior Notes to be approximately $                million after deducting the underwriting discounts and estimated offering expenses. We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes, including, together with cash on hand, the repayment in full of the $750 million outstanding principal amount of PSEG’s 0.841% senior unsecured notes that mature on November 8, 2023.

If any of the underwriters or their affiliates are holders of PSEG’s 0.841% senior unsecured notes due November 8, 2023, such underwriters or affiliates will receive a portion of the net proceeds from this offering used to repay such notes. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the specific terms of the Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under the caption “Description of the Senior and Subordinated Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Indenture dated as of November 1, 1998 (as amended and supplemented to the date hereof, the “Indenture”), between us and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). The Trustee’s address is 333 Thornall St., Edison, NJ 08837.

References in this section to “PSEG”, “we”, “us” and “our” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

General

We will issue the Senior Notes under the Indenture. The terms of the Senior Notes are stated in the Indenture and include terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should refer to the Indenture and the Trust Indenture Act for a statement of these terms. The Indenture is governed by New Jersey law.

Principal, Maturity and Interest

The Indenture does not limit the aggregate principal amount of senior debt securities that we may issue under it and provides that senior debt securities may be issued under it up to the principal amount as we may authorize from time to time. The senior debt securities may be issued from time to time in one or more series. We may “reopen” any series of senior debt securities, including either series of Senior Notes, and issue additional senior debt securities of that series without the consent of existing holders. Any additional notes of a series having similar terms, together with the notes of such series, will constitute a single series of senior debt securities under the Indenture; provided, that if the additional notes are not fungible for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

The 2028 Senior Notes will initially be limited to $    million, and the 2033 Senior Notes will be initially limited to $    million. Each series of Senior Notes will be issued in registered form only, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2028 Senior Notes will mature at par on October  , 2028 (the “2028 Senior Notes Stated Maturity Date”) and the 2033 Senior Notes will mature at par on October  , 2033 (the “2033 Senior Notes Stated Maturity Date”), in each case unless we redeem them in accordance with their terms prior to such date.

Interest on the 2028 Senior Notes will accrue at the rate of  % per annum. Interest on the 2028 Senior Notes will be payable semi-annually in arrears on    and    of each year (each, a “2028 Senior Notes Interest Payment Date”), beginning on     , 2024. Interest on the 2033 Senior Notes will accrue at the rate of  % per annum. Interest on the 2033 Senior Notes will be payable semi-annually in arrears on    and    of each year (each, a “2033 Senior Notes Interest Payment Date”; and each 2028 Senior Notes Interest Payment Date and each 2033 Senior Notes Interest Payment Date, an “Interest Payment Date”), beginning on     , 2024. We will make each payment of interest on the 2028 Senior Notes on a 2028 Senior Notes Interest Payment Date, and we will make each payment of interest on the 2033 Senior Notes on a 2033 Senior Notes Interest Payment Date, in each case to the persons in whose names such Senior Notes are registered at the close of business on the 15th day immediately preceding the applicable Interest Payment Date.

Interest on each series of Senior Notes will accrue from October  , 2023 or, if interest has already been paid, from the most recent Interest Payment Date for such series of Senior Notes to which interest was paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any Interest Payment Date, the 2028 Senior Notes Stated Maturity Date, the 2033 Senior Notes Stated Maturity Date or date of earlier redemption of either series of Senior Notes is not a Business Day, the required payment shall be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on such Interest Payment Date, the 2028 Senior Notes Stated Maturity Date, the 2033 Senior Notes Stated Maturity Date or such date of earlier redemption of such series of Senior Notes, as the case may be. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Ranking

Each series of Senior Notes will be our senior unsecured obligations and will rank:

•	equally in right of payment with each other and with our other existing and future senior unsecured indebtedness;

•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Senior Notes;

•	effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities of our subsidiaries.

At June 30, 2023, we had approximately $5.0 billion of outstanding indebtedness (including letters of credit) that ranks equally with the Senior Notes. We currently do not have any outstanding secured indebtedness.

As of June 30, 2023, our subsidiaries had approximately $14.9 billion of outstanding indebtedness and other liabilities (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. generally accepted accounting principles but including letters of credit) to which the Senior Notes would have been structurally subordinated.

Optional Redemption

Prior to September   , 2028 (the date that is one month prior to the 2028 Senior Notes Stated Maturity Date) (the “2028 Senior Notes Par Call Date”), we may redeem the 2028 Senior Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)(a)

the sum of the present values of the remaining scheduled payments of principal and interest thereon (including interest accrued to, but excluding, the redemption date) discounted to the redemption date (assuming the 2028 Senior Notes matured on the 2028 Senior Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus    basis points, less (b) interest accrued to, but excluding, the redemption date; and

(2)	100% of the principal amount of the 2028 Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2028 Senior Notes Par Call Date, we may redeem the 2028 Senior Notes at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2028 Senior Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to July   , 2033 (the date that is three months prior to the 2033 Senior Notes Stated Maturity Date) (the “2033 Senior Notes Par Call Date”; and the 2028 Senior Notes Par Call Date or the 2033 Senior Notes

Par Call Date, a “Par Call Date”), we may redeem the 2033 Senior Notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) (a)

the sum of the present values of the remaining scheduled payments of principal and interest thereon (including interest accrued to, but excluding, the redemption date) discounted to the redemption date (assuming the 2033 Senior Notes matured on the 2033 Senior Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points, less (b) interest accrued to, but excluding, the redemption date; and

(2)	100% of the principal amount of the 2033 Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2033 Senior Notes Par Call Date, we may redeem the 2033 Senior Notes at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2033 Senior Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date for either series of Senior Notes, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date for the series of Senior Notes to be redeemed based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the Par Call Date of the Senior Notes to be redeemed (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date of the Senior Notes to be redeemed on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date for the Senior Notes to be redeemed.

If on the third Business Day preceding the applicable redemption date for the Senior Notes to be redeemed H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date of the Senior Notes to be redeemed, as applicable. If there is no United States Treasury security maturing on the Par Call Date of the Senior Notes to be redeemed but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date of the Senior Notes to be redeemed, one with a maturity date preceding the Par Call Date of the Senior Notes to be redeemed and one with a maturity date following the Par Call Date of the Senior Notes to be redeemed, we shall select the United States Treasury security with a maturity date preceding the Par Call Date of the Senior Notes to be redeemed. If there are two or more United States Treasury securities maturing on the Par Call Date of the Senior Notes to be redeemed or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the

Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee shall not be responsible for any calculation of the Treasury Rate. Our actions and determinations in determining the redemption price for either series of Senior Notes shall be conclusive and binding for all purposes, absent manifest error.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes of such series called for redemption.

Additional Event of Default

In addition to the events of default described under “Description of the Senior and Subordinated Debt Securities — Events of Default,” the following will also constitute an event of default under the Indenture with respect to each series of Senior Notes:

•

an acceleration of our indebtedness for borrowed money in excess of $75,000,000, which acceleration has not been rescinded or annulled within ten days after written notice of such default as provided in the Indenture; provided, that this event of default will be remedied, cured or waived without further action upon the part of either the Trustee or any of the holders if the default under our other indebtedness is remedied, cured or waived.

Selection and Notice

If less than all of the Senior Notes of a series are to be redeemed on any redemption date, the Trustee will select the Senior Notes of such series for redemption in accordance with any method the Trustee considers fair and appropriate, subject to the selection convention applicable to securities in book-entry form. Senior Notes in denominations of $2,000 or less may not be redeemed in part. Notices of redemption will be delivered at least 10 but not more than 60 days prior to the redemption date to each holder of Senior Notes of such series being redeemed at its registered address. The notice of redemption will state the portion of the principal amount to be redeemed if a Senior Note is to be redeemed in part. A Senior Note of the series being redeemed will be issued in the name of the holder upon cancellation of the original Senior Note of such series in principal amount equal to the unredeemed portion of such Senior Note.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company (“DTC”) will act as the initial securities depositary for the Senior Notes. The Senior Notes of each series will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee. One or more fully registered global certificates will be issued, representing in the aggregate the total principal amount of Senior Notes of each series, and will be deposited with or on behalf of DTC. See “Description of the Senior and Subordinated Debt Securities — Book-Entry Debt Securities” in the accompanying prospectus.

Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, S.A. (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator (the “Euroclear operator”) of the Euroclear system (the “Euroclear system”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear system will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear system’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge such interest to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the Senior Notes of each series held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

The Euroclear system advises that it was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by the Euroclear operator under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is a Belgian bank that is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As such, it is regulated by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “terms and conditions”). The terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Senior Notes of each series held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear system.

The information in this section, together with the information in “Description of the Senior and Subordinated Debt Securities — Book-Entry Debt Securities” in the accompanying prospectus concerning DTC, its book-entry system, Clearstream, Luxembourg and the Euroclear system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the Senior Notes of each series will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.

Clearstream, Luxembourg and the Euroclear system will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream, Luxembourg and the Euroclear system, as participants in DTC. When the Senior Notes of either series are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one day prior to settlement. Clearstream, Luxembourg or the Euroclear system, as the case may be, will instruct its U.S. agent to receive the Senior Notes of such series against payment. After settlement, Clearstream, Luxembourg or the Euroclear system will credit its participant’s account. Credit for the Senior Notes of such series will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending the Senior Notes of either series to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer the Senior Notes of either series to a DTC participant, the seller will be required to send instructions to Clearstream, Luxembourg or the Euroclear system through a participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or the Euroclear system will instruct its U.S. agent to transfer the Senior Notes of such series against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the Senior Notes of either series through Clearstream, Luxembourg and the Euroclear system on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. Because of time-zone differences, credits of Senior Notes of either series received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Senior Notes of such series settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of the Senior Notes of such series by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear system have agreed to the foregoing procedures in order to facilitate transfers of Senior Notes of each series among participants of DTC, Clearstream, Luxembourg and the Euroclear system, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of Senior Notes. Except where noted, this summary deals only with Senior Notes held as capital assets by beneficial owners of Senior Notes of either series who purchase such Senior Notes in this offering at the applicable public offering price listed on the cover page of this prospectus supplement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold Senior Notes as part of a hedge against currency or interest rate risks or that hold Senior Notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that acquire Senior Notes in connection with employment or other performance of personal services, partnerships or other pass-through entities and investors in such entities, subsequent purchasers of Senior Notes, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements and persons that are members of an “expanded group”, within the meaning of Treasury Regulations Section 1.385-1, of which PSEG is also a member. This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a Senior Note that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a Senior Note that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Senior Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold Senior Notes (and partners in such partnerships) should consult their tax advisors.

We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

If you are considering investing in Senior Notes, you should consult your own tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the Senior Notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Certain Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the Senior Notes. For example, we may be required to pay amounts in redemption of the Senior Notes in addition to the stated principal amount of and interest on the Senior Notes as described under “Description of the Senior Notes — Optional Redemption.” The obligation to make these payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Treasury Regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the Senior Notes to be different from the consequences discussed herein. Although the issue is not free from doubt, we believe that the possibility of the payment of such additional amounts ought not result in the Senior Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. This position is not binding on the IRS, which may take a contrary position and treat the Senior Notes as contingent payment debt instruments. If the Senior Notes were deemed to be contingent payment debt instruments, a holder would generally be required to treat any gain recognized on the sale or other disposition of the Senior Notes as ordinary income rather than as capital gain. Furthermore, a holder would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the Senior Notes, with adjustments to such accruals when any payments are made that differ from the payments calculated based on the assumed yield. The remainder of this discussion assumes that the Senior Notes are not treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Senior Notes of the rules regarding contingent payment debt instruments and the consequences thereof.

U.S. holders

Payments of interest. Stated interest on a Senior Note will generally be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other taxable disposition of a Senior Note. Upon the sale, exchange, redemption or other taxable disposition of a Senior Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the U.S. holder’s adjusted tax basis in the Senior Note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “— Payments of interest” above. A U.S. holder’s adjusted tax basis in a Senior Note will generally be such U.S. holder’s cost for the Senior Note. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a Senior Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the Senior Note has been held by the U.S. holder for more than one year. Long-term capital gains of individual U.S. holders are eligible for preferential rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code.

Information reporting and backup withholding. Information returns will be filed with the IRS in connection with payments on the Senior Notes and the proceeds from a sale, exchange, redemption or other disposition of the Senior Notes, unless the U.S. holder is an exempt recipient such as a corporation. A U.S. holder will be subject to U.S. backup withholding, currently at a rate of 24%, on these payments if the U.S. holder fails to provide its taxpayer identification number to the payor and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will generally be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Medicare Tax. Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest and net gains from the disposition of Senior Notes. If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Senior Notes.

Non-U.S. holders

Payments of interest. Subject to the discussion below concerning backup withholding and FATCA (as defined below), payments of interest on a Senior Note received or accrued by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, as long as the non-U.S. holder:

•	does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

•	does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of PSEG’s stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;

•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 881(c)(3)(C) of the Code;

•	is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and

•	satisfies the certification requirements described below.

The certification requirements will be satisfied if either (a) the beneficial owner of a Senior Note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is a non-U.S. holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the Senior Note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the Senior Note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, W-8BEN-E or W-8IMY, as applicable.

A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

•

the interest is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. holders generally; or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax,” which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

To claim the benefit of a reduced rate or exemption from withholding under an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of a reduced rate or exemption from withholding under an income tax treaty is generally made on IRS Form W-8BEN or W-8BEN-E. These forms may be required to be periodically updated.

Sale, exchange, redemption or other taxable disposition of a Senior Note. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of a Senior Note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) except to the extent that an applicable income tax treaty otherwise provides, in the case of a non-U.S. holder who is an individual, the non-U.S. holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to gain that is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above.

Information reporting and backup withholding. Payments of interest on Senior Notes to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 24%, and additional information reporting on payments of principal, premium (if any), or interest, provided that the non-U.S. holder (a) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption.

Payments of the proceeds from a sale of Senior Notes by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. Information reporting may apply to such payments, however, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period. Payments of the proceeds from the sale of Senior Notes through the U.S. office of a broker is subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Sections 1471 to 1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on the Senior Notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of Senior Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof (the “Underwriting Agreement”), for which Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the aggregate principal amount of each series of Senior Notes set forth opposite the name of such underwriter:

Underwriter	Principal Amount of 2028 Senior Notes	Principal Amount of 2033 Senior Notes
Barclays Capital Inc.	$	$
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
BNP Paribas Securities Corp.
BofA Securities, Inc.
CastleOak Securities, L.P.
Siebert Williams Shank & Co., LLC

Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the Senior Notes of each series are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all the Senior Notes of such series if any are taken. If any underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the Underwriting Agreement may be terminated.

The underwriters have advised us that they propose initially to offer all or part of the Senior Notes of each series to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the Senior Notes of each series to certain dealers at such price less a concession not in excess of   % of the principal amount of the 2028 Senior Notes and   % of the principal amount of the 2033 Senior Notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of   % of the principal amount of the 2028 Senior Notes and   % of the principal amount of the 2033 Senior Notes. After the initial public offering, the public offering price, concession and discount of either series of Senior Notes may be changed. The Senior Notes are offered subject to receipt and acceptance by the underwriters and to certain other conditions, including the right to reject orders in whole or in part.

The underwriting discount to be paid by us to the underwriters will be   % per 2028 Senior Note, for a total of $   , and   % per 2033 Senior Note, for a total of $   . In addition, we estimate that we will incur other offering expenses of approximately $   .

Neither series of Senior Notes will have an established trading market when issued, and it is not anticipated that the Senior Notes of either series will be listed on any securities exchange. The underwriters have advised us that they intend to make a market for the Senior Notes of each series, but they have no obligation to do so, and may discontinue market making at any time without providing any notice. No assurance can be given as to the development, maintenance or liquidity of any trading market for the Senior Notes of either series.

In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Senior Notes of either series. Specifically, the underwriters may over-allot in connection with this offering, creating short positions in the Senior Notes of either series for their own account. In addition, to cover over-allotments or to stabilize the price of the Senior Notes of either series, the underwriters may bid for, and purchase, such Senior Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing Senior Notes of either series in this offering if the underwriters repurchase previously distributed Senior Notes of such series in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the price of the Senior Notes of either series above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time and, in any case, will end these activities after a limited period.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Notes of either series. In addition, neither we nor the underwriters make any representation that such transactions will be engaged in or that such transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments required to be made in respect thereof.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services, including lending under certain of our credit facilities, to us and to persons and entities with relationships with us for which they are paid customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes, including, together with cash on hand, the repayment in full of the $750 million outstanding principal amount of PSEG’s 0.841% senior unsecured notes that mature on November 8, 2023. See “Use of Proceeds.” If any of the underwriters or their affiliates are holders of PSEG’s 0.841% senior unsecured notes due November 8, 2023, such underwriters or affiliates will receive a portion of the net proceeds from this offering used to repay such notes. In such event, it is possible that 5% or more of the net proceeds from this offering (not including the underwriting discounts) may be received by any one underwriter or its affiliates, resulting in a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Because the Senior Notes offered hereby are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the Senior Notes offered hereby will be made by an affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.

Selling Restrictions

Notice to Prospective Investors in Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Senior Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of Senior Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither PSEG nor the underwriters have authorized, nor do they authorize, the making of any offer of Senior Notes in the EEA other than to EEA Qualified Investors.

Prohibition of Sales to EEA Retail Investors — The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a Qualified Investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Senior Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of Senior Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither PSEG nor the underwriters have authorized, nor do they authorize, the making of any offer of Senior Notes in the United Kingdom other than to UK Qualified Investors.

Prohibition of Sales to United Kingdom Retail Investors — The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Senior Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the Senior Notes offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Senior Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to PSEG.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Senior Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of C(WUMP)O; and no advertisement, invitation or document relating to the Senior Notes has been issued or was in the possession of any person for the purposes of issue, or will be issued or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as prospectuses under the Securities and Futures Act 2001 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Senior Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Senior Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is: (a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Senior Notes except: (1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended (the Financial Instruments and Exchange Law)) and accordingly, have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes described herein. The Senior Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus according to the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the Senior Notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors provided there is no publicity for the Senior Notes in Switzerland and no Swiss prospectus requirements are triggered. This prospectus supplement and the accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and the accompanying prospectus or by subscribing for the Senior Notes, investors are deemed to have acknowledged, and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal and tax advisers before investing in the Senior Notes.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Senior Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Senior Notes may not be offered for sale, nor may application for the sale or purchase or any Senior Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Senior Notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Senior Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)	such action does not require any document to be lodged with ASIC or the ASX.0

LEGAL MATTERS

Certain legal matters with respect to the offering of the Senior Notes will be passed upon for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or John C. Walmsley, Esquire, Associate Counsel of PSEG Services Corporation, a wholly owned subsidiary of PSEG. Ms. Linde is also an employee of our affiliate, PSEG Services Corporation. Each of Ms. Linde and Mr. Walmsley beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters in this offering. Sidley Austin LLP will rely on the opinion of Ms. Linde or Mr. Walmsley as to all matters of New Jersey law. Sidley Austin LLP has from time to time represented, and continues to represent, us and our affiliates in connection with certain unrelated legal matters.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Common Stock, Preferred Stock,

Stock Purchase Contracts, Stock Purchase Units,

Senior Debt Securities and Subordinated Debt Securities

Public Service Enterprise Group Incorporated (“PSEG”) may offer from time to time the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

PSEG will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to such offering, and the documents incorporated herein and therein before you make any decision to invest in the securities.

PSEG’s common stock is listed on the New York Stock Exchange under the ticker symbol “PEG.”

PSEG will sell the securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the securities in respect of which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent’s commission, underwriter’s discount or dealer’s purchase price and the net proceeds to PSEG from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable prospectus supplement. See “Plan of Distribution” for possible indemnification arrangements for any such agents, underwriters and dealers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in PSEG’s securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” beginning on page 4 of this prospectus, as well as the risk factors contained in PSEG’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest.

The date of this prospectus is November 20, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PSEG filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings.

As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of its provisions.

You should read this prospectus, any prospectus supplement and any free writing prospectus, including in each case, information incorporated by reference together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information in any applicable prospectus supplement or free writing prospectus or that is incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement and any free writing prospectus relating to an offering. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, prospects, financial condition, results of operations and cash flows may have changed since that date.

In this prospectus, unless otherwise stated, or the context otherwise requires, references to “PSEG”, “we,” “us” and “our” are to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

We may use this prospectus to offer from time to time:

•	shares of our common stock, without par value;
•	shares of our preferred stock, without par value, which may be convertible into our common stock;
•	stock purchase contracts to purchase shares of our common stock;
•

unsecured debt securities, which may include senior and subordinated securities and which may be convertible into our common stock. In this prospectus, we refer to the debt securities, which may include senior and subordinated debt securities, as the “debt securities;” and

•

stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders’ obligations under the stock purchase contracts.

We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units and the debt securities, collectively, as the “securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at investor.pseg.com. None of the information contained at any time on our website is incorporated by reference into this prospectus.

The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below that have been filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•	Information in our Definitive Proxy Statement on Schedule 14A filed on March 16, 2020 that is incorporated by reference into our Annual Report on Form 10-K;

•	Our Current Reports on Form 8-K filed on February 21, 2020, April 23, 2020 and August 14, 2020; and

•

The description of our common stock in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of amending such description.

We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of any particular offering of securities, except, in each case, for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K or the prospectus supplement for such offering.

You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Vice President, Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;
•	market risks impacting the operation of our generating stations;
•	increases in competition in wholesale energy and capacity markets;
•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;
•	economic downturns;
•	third-party credit risk relating to our sale of generation output and purchase of fuel;
•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;
•

the impact of changes in state and federal legislation and regulations on our business, including Public Service Electric and Gas Company’s (“PSE&G”) ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;
•

the impact on our New Jersey nuclear plants if such plants are not awarded Zero Emission Certificates (ZEC) in future periods, there is an adverse change in the amount of future ZEC payments, the ZEC program is overturned or modified through legal proceedings or if adverse changes are made to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;
•	the impact of state and federal actions aimed at combating climate change on our natural gas assets;
•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement;
•	delays in receipt of, or an inability to receive, necessary licenses and permits;
•	the impact of any future rate proceedings;
•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;
•	changes in tax laws and regulations;
•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;
•	lack of growth or slower growth in the number of customers or changes in customer demand;
•	any inability of PSEG Power LLC (“PSEG Power”) to meet its commitments under forward sale obligations;
•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;
•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;
•

any equipment failures, accidents, severe weather events or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;
•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;
•	any inability to maintain sufficient liquidity;
•	any inability to realize anticipated tax benefits or retain tax credits;
•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;
•	the impact of our covenants in our debt instruments on our operations;
•	the impact of the ongoing coronavirus pandemic;
•	the impact of acts of war, terrorism, cybersecurity attacks or intrusions; and

•

failure to sell or otherwise dispose of all or a portion of PSEG Power’s non-nuclear generating fleet on terms that are favorable to us, or at all, or any delay of such transaction or transactions due to market conditions, the failure to satisfy conditions to closing or otherwise.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus or other offering materials apply only as of the date of this prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus and the other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended, and Section 21E of the Exchange Act.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

We are an energy company with a diversified business mix. Our operations are located primarily in the Northeastern and Mid-Atlantic United States. Our business approach focuses on operational excellence, financial strength and disciplined investment. As a holding company, our profitability depends on our subsidiaries’ operating results. We have two principal direct, wholly-owned subsidiaries:

•	PSE&G, which is a public utility engaged principally in the transmission of electricity and distribution of electricity and natural gas in certain areas of New Jersey; and
•

PSEG Power, which is a multi-regional energy supply company that integrates the operations of its merchant nuclear and fossil generating assets with its power marketing businesses through competitive energy sales in well-developed energy markets and fuel supply functions primarily in the Northeast and Mid-Atlantic United States. In addition, PSEG Power owns and operates solar generation in various states.

Our other direct, wholly-owned subsidiaries are:

•	PSEG Long Island LLC (“PSEG LI”), which operates the Long Island Power Authority’s electric transmission and distribution system under an Operations Services Agreement;
•	PSEG Energy Holdings L.L.C. (“Energy Holdings”), which primarily has investments in leveraged leases; and
•	PSEG Services Corporation (“Services”), which provides certain management, administrative and general services to us and our subsidiaries at cost.

PSEG is a New Jersey corporation with its principal offices located at 80 Park Plaza, Newark, New Jersey 07102. Its telephone number is (973) 430-7000.

RISK FACTORS

In addition to the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risk factors that may be included in the applicable prospectus supplement or any applicable free writing prospectus, prospective investors should carefully consider the risks described below before making a decision to invest in the securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or cash flows and on the trading price of our securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

Because PSEG is a Holding Company, its Ability to Service its Debt Could be Limited

PSEG is a holding company with no material assets other than the stock or membership interests of its subsidiaries. Accordingly, all of PSEG’s operations are conducted by its subsidiaries which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay the debt of PSEG or to make any funds available to PSEG to pay such debt or satisfy its other corporate funding needs. As a result, PSEG’s debt will effectively be subordinated to all existing and future preferred equity and liabilities of its subsidiaries, including holders of their debt, trade creditors, secured creditors, taxing authorities and guarantee holders, and PSEG’s rights and hence the rights of PSEG’s creditors to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and preferred equity holders, except to the extent that PSEG’s claims as a creditor of such subsidiary may be recognized.

PSEG depends on its subsidiaries’ cash flows and access to capital in order to service its indebtedness and satisfy its other corporate funding needs. The debt agreements of PSEG’s subsidiaries generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. PSEG’s subsidiaries’ ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG may also be limited or restricted by regulatory considerations or applicable law.

PSEG’s subsidiaries have financed and may in the future finance some investments using non-recourse project level financing. Each non-recourse project level financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, PSEG’s subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement is not expected to cause a default with respect to PSEG’s debt, other debt of the applicable subsidiary, if any, or debt of PSEG’s other subsidiaries, it may materially affect PSEG’s ability to service its outstanding indebtedness and satisfy its other corporate funding needs.

We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness and satisfy our other corporate funding needs.

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement for a particular offering, the net proceeds from the sale of the securities will be added to our general funds and will be used for general corporate purposes.

DESCRIPTION OF THE SENIOR AND SUBORDINATED DEBT SECURITIES

We may issue from time to time one or more series of the senior debt securities under our Senior Debt Indenture dated as of November 1, 1998 between us and U.S. Bank Trust Company, National Association, as Senior Trustee, or one or more series of the subordinated debt securities under our Subordinated Debt Indenture to be entered into between us and U.S. Bank Trust Company, National Association, as Subordinated Trustee. The term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will provide information about these debt securities in a prospectus supplement.

The Senior Debt Indenture and the form of Subordinated Debt Indenture (sometimes together referred as the “Indentures” and, individually, as an “Indenture”) are incorporated by reference or filed, as the case may be, as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. We have summarized the material terms and provisions of the Indentures. Because this section is a summary, it does not describe every aspect of the debt securities and the Indentures. We urge you to read the Indenture that governs your debt securities for provisions that may be important to you.

In this section, references to “we,” “our,” and “us” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

Provisions Applicable to Both the Senior and Subordinated Indentures

General

The debt securities will be our unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness as described below under “— Subordinated Indenture Provisions.”

Because we are a holding company and conduct all of our operations through our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders of those subsidiaries other than, in each case, where we are recognized as a creditor of such subsidiary. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. See “Risk Factors.”

Each Indenture provides that any debt securities proposed to be sold under this prospectus and the relevant prospectus supplement may be issued in an unlimited amount under that Indenture in one or more series, in each case as authorized by us from time to time.

You should read the relevant prospectus supplement for a description of the material terms of each series of debt securities being offered, including:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities of that series;

•	if less than the principal amount of the debt securities is payable upon acceleration of the maturity of the debt securities, the portion that will be payable or how this portion will be determined;
•	the date or dates, or how the date or dates will be determined or extended, on which the principal of the debt securities will be payable;
•	the rate or rates of interest, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined;
•	the terms of any remarketing of the debt securities;
•	the date or dates from which interest, if any, on the debt securities will accrue or how the date or dates will be determined;
•	the interest payment dates, if any, and the record dates for any interest payments or how the date or dates will be determined;
•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•	the right, if any, to extend or defer interest payment periods and the duration of any extension or deferral;
•	any optional redemption provisions;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	whether the debt securities will be issued as registered securities, bearer securities or both and any applicable restrictions;
•	whether the debt securities will be issuable in temporary or permanent global form and any applicable restrictions or limitations;
•	the place or places where the principal of and any premium and interest on the debt securities will be payable and to whom and how those payments will be made;
•	whether the debt securities are convertible into or exchangeable for any other securities and, if so, the applicable terms and conditions;
•	the denominations in which the debt securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of registered securities and $5,000 in the case of bearer securities;
•

the index, formula or other method, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined and the manner in which such amounts will be determined;

•	if other than the applicable Trustee, the identity of each security registrar and/or paying agent;
•

the applicability of the provisions of the applicable Indenture described below under “— Satisfaction and Discharge, Full Defeasance and Covenant Defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•

any deletions, additions or changes in the events of default in the applicable Indenture and any change in the right of the applicable Trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any deletions, additions or changes in the covenants in the applicable Indenture;
•	the applicability of or any change in the subordination provisions of the Subordinated Indenture for a series of subordinated debt securities;
•	any provisions granting special rights to holders of the debt securities upon the occurrence of specified events; and
•	any other material terms of the debt securities.

If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of federal income tax considerations relevant to the securities being offered.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include the payment of any additional amounts required by the terms of the debt securities.

Debt securities may provide for less than the entire principal amount to be payable upon acceleration of the maturity date (“original issue discount securities”). Federal income tax and other matters concerning any original issue discount securities will be discussed in the applicable prospectus supplement.

Neither Indenture limits the amount of debt securities that may be issued in distinct series from time to time. Debt securities issued under an Indenture are referred to, when a single Trustee is acting as trustee for all debt securities issued under an Indenture, as the “indenture securities.” Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more different series of indenture securities. See “ — Resignation of Trustee” below. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term indenture securities will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of indenture securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the indenture securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Please refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability, without the consent of the holders thereof, to issue indenture securities with terms different from those of indenture securities previously issued and to reopen a previous series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.

Denominations, Registration and Transfer

Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The Indentures also provide that debt securities of a series may be issuable in global form. See “ — Book-Entry Debt Securities.” Unless otherwise provided in the prospectus supplement, debt securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of registered securities) and in the denomination of $5,000 (in the case of bearer securities). Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached.

Registered securities will be exchangeable for other registered securities of the same series. If provided in the prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

Registered securities of a series may be presented for registration of transfer and debt securities of a series may be presented for exchange:

•	at each office or agency required to be maintained by us for payment of that series as described in “ —Payment and Paying Agents” below, and
•	at each other office or agency that we may designate from time to time for those purposes.

No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

We will not be required to:

•

issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

–	if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and
–

if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange of any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Payment and Paying Agents

Unless otherwise provided in the prospectus supplement, principal, premium, interest and additional amounts, if any, on registered securities will be payable at any office or agency to be maintained by us in Edison, New Jersey and The City of New York, except that at our option interest on an interest payment date may be paid:

•	by check mailed to the address of the person entitled thereto appearing in the security register, or
•	by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest.

If debt securities of a series are issuable solely as bearer securities or as both registered securities and bearer securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency:

•	outside the United States where, subject to any applicable laws and regulations, the principal of and premium, and interest, if any, on the series will be payable, and

•

in The City of New York for payments with respect to any registered securities of that series (and for payments with respect to bearer securities of that series in the limited circumstances described below, but not otherwise);

provided that, if required in connection with any listing of debt securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for those debt securities in any city located outside the United States required by the applicable stock exchange. The initial locations of those offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of and premium, if any, and interest, if any, on bearer securities may be paid by wire transfer to an account maintained by the person entitled thereto with a bank located outside the United States. Unless otherwise provided in the prospectus supplement, payment of installments of interest on any bearer securities on or before maturity will be made only against surrender of coupons for those interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal of and premium, if any, and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

The following will constitute events of default under each Indenture with respect to any series of debt securities, unless we state otherwise in the applicable prospectus supplement:

•	we do not pay interest on a debt security of that series within 30 days of its due date;
•	we do not pay principal of, or any premium on, a debt security of that series on its due date;
•	we do not deposit any sinking fund payment when due by the terms of any debt security of that series;
•

we remain in breach of a covenant in respect of the debt securities of that series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of debt securities of that series;

•	we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events in bankruptcy, insolvency or reorganization occur; and
•	any other event of default provided with respect to debt securities of that series occurs.

We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the Trustee may withhold notice to the holders of debt securities of a series of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of such series to do so.

If an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be due and payable immediately.

Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of debt securities of that series, unless the holders of the debt securities of that series have offered the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with that request. Subject to such provisions for the indemnification of the Trustee and to certain other provisions, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series and any related coupons, waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, or interest, if any, on any debt security of that series or any related coupons, or
•	relating to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment.

Merger or Consolidation

Each Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing corporation or such corporation or person assumes by supplemental indenture all of our obligations under such Indenture and the debt securities issued thereunder and immediately after the transaction no default shall exist.

Modification or Waiver

Modification and amendment of each Indenture may be made by us and the Trustee thereunder with the consent of the holders of a majority in principal amount of all outstanding indenture securities issued thereunder that are affected by the modification or amendment. The consent of the holder of each outstanding indenture security affected is, however, required to:

•	change the maturity of the principal of or any installment of principal of or interest on that indenture security;
•	reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, that indenture security, or change the manner of calculation thereof;
•	change our obligation, if any, to pay additional amounts in respect of that indenture security;
•

reduce the portion of the principal of an original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity date thereof or provable in bankruptcy;

•	adversely affect any right of repayment at the option of the holder of that indenture security;
•	change the place or currency of payment of principal, premium or interest on that indenture security;
•	impair the right to institute suit for the enforcement of any such payment on or after the maturity date, redemption date or repayment date;
•	adversely affect any right to convert or exchange that indenture security;
•	reduce the percentage in principal amount of outstanding indenture securities required to amend or waive compliance with certain provisions of the applicable Indenture or to waive certain defaults;
•	reduce the requirements for voting or quorum described below; or
•

modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each indenture security affected thereby.

In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each outstanding subordinated indenture security affected thereby, modify any of the provisions of that Indenture relating to the subordination of the subordinated indenture securities in a manner adverse to the holders and no such modification or amendment may adversely affect the rights of any holder of senior indebtedness described under the caption “ — Subordinated Debt Indenture Provisions” without the consent of that holder of senior indebtedness.

The holders of a majority in aggregate principal amount of outstanding indenture securities have the right to waive our compliance with certain covenants in the applicable Indenture.

Modification and amendment of each Indenture may be made by the Trustee and us, without the consent of any holder, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such Indenture;
•	to add to our covenants for the benefit of the holders of all or any series of indenture securities issued under the Indenture or to surrender any right or power conferred upon us by the Indenture;
•	to add events of default for the benefit of the holders of all or any series of indenture securities;
•

to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, bearer securities, or to permit or facilitate the issuance of indenture securities in uncertificated form, provided that any such actions do not adversely affect the holders of the indenture securities or any related coupons;

•

to change or eliminate any provisions of the Indenture, as long as that change or elimination will become effective only when there are no indenture securities outstanding entitled to the benefit of those provisions;

•	to secure the indenture securities under the applicable Indenture pursuant to any requirements of the Indenture, or otherwise;
•	to establish the form or terms of indenture securities of any series and any related coupons;
•	to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
•

to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders of indenture securities of a series issued thereunder or any related coupons in any material respect; or

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of indenture securities thereunder, provided that the action does not adversely affect the interests of the holders of any indenture securities and any related coupons in any material respect.

In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder,

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

•

the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and

•	indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder,

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof,

•

the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and

•	indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

Each Indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding indenture securities of that series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each indenture security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding indenture securities of that series; except that any resolution with respect to any action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding indenture securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of a series held in accordance with the applicable Indenture will be binding on all holders of indenture securities of that series and any related coupons whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding indenture securities of a series; except that, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding indenture securities of that series will constitute a quorum.

Satisfaction and Discharge, Full Defeasance and Covenant Defeasance

We may discharge certain of our obligations to holders of debt securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to make interest, principal and any other payments on the debt securities on their various due dates.

Each Indenture provides that, if the series of debt securities provides for it, we may elect either to defease and be discharged from any and all obligations with respect to such debt securities and any related coupons, with certain limited exceptions (this is called “full defeasance”) or to be released from our obligations under any specified covenant with respect to those debt securities and any related coupons, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities and any related coupons (this is called “covenant defeasance”).

In order to effect full defeasance or covenant defeasance, we must deposit for the benefit of all holders of the debt securities of the particular series a combination of cash and/or U.S. government securities or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on the debt securities on their various due dates.

A trust may only be established if, among other things, we have delivered to the Trustee a legal opinion stating that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the full defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the full defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture.

In the event we effect covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of certain events of default with respect to any covenant as to which there has been covenant defeasance, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on those debt securities and coupons at the time of their stated maturity date but may not be sufficient to pay amounts due on those debt securities and coupons at the time of the acceleration resulting from the event of default. In such case, we would remain liable to make payment of those amounts due at the time of acceleration.

The prospectus supplement may further describe the provisions, if any, permitting full defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

Debt securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a “global security”). Unless otherwise provided in the prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a global security will be made by us to the applicable Trustee and then by the applicable Trustee to the depositary.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that global securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a global security.

If:

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;
•	we determine, in our sole discretion, not to have any debt securities represented by one or more global securities; or
•	an event of default under the applicable Indenture has occurred and is continuing,

then we will issue individual debt securities in certificated form in exchange for the relevant global securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in its participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for those debt securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global security representing debt securities will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those debt securities is discontinued.

To facilitate subsequent transfers, all global securities representing debt securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. (“Cede”), or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices will be sent to Cede. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the global securities representing debt securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the global securities representing the debt securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the applicable Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner will give notice of any option to elect to have its debt securities purchased or tendered, through its participant, to the applicable Trustee, and will effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the global security representing those debt securities, on DTC’s records, to such Trustee. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the global security representing those debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the applicable Trustee’s account with DTC.

DTC may discontinue providing its services as depositary with respect to debt securities at any time by giving reasonable notice to us or the applicable Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be direct participants in DTC.

None of any underwriter or agent, the Trustees, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation of Trustee

Each Trustee may resign or be removed with respect to one or more series of indenture securities and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other Trustee, and any action described herein to be taken by the Trustee may then be taken by each Trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is Trustee.

Subordinated Debt Indenture Provisions

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and premium and interest, if any, on subordinated debt securities is to be subordinated to the extent provided in the Subordinated Debt Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to make payment of the principal of and premium and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of the principal of or premium or interest, if any, on the subordinated debt securities may be made at any time unless full payment of all amounts due in respect of the principal of and premium and interest, if any, on Senior Indebtedness has been made or duly provided for in money.

In the event that, notwithstanding the foregoing, any payment by us is received by the Subordinated Trustee or the holders of any of the subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution shall be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated debt securities.

By reason of the subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the definition of Senior Indebtedness and the approximate amount of Senior Indebtedness outstanding as of a recent date.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Trustee under the Senior Debt Indenture and the Subordinated Debt Indenture

U.S. Bank Trust Company, National Association, the Trustee under our Senior Debt Indenture dated as of November 1, 1998 with respect to our senior debt securities, will also be trustee under the Subordinated Debt Indenture to be entered into with respect to our subordinated debt securities. In the event that the Trustee’s position as trustee under the Senior Debt Indenture and the Subordinated Debt Indenture creates a conflict for the Trustee, under certain circumstances, the Trustee will resign as trustee under either the Senior Debt Indenture or the Subordinated Debt Indenture.

U.S. Bank Trust Company, National Association is trustee under various indentures relating to our subsidiaries and affiliates. We, our subsidiaries and our affiliates maintain other normal banking relationships, including credit facilities and lines of credit, with U.S. Bank Trust Company, National Association.

DESCRIPTION OF THE CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because this section is a summary, it does not describe every aspect of our capital stock. For additional information, refer to the applicable provisions of the New Jersey Business Corporation Act, as amended (the “Act”), our Certificate of Incorporation, as amended (the “Charter”), and By-Laws, as amended (the “By-Laws”). Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

In this section, references to “we,” “our,” and “us” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

Authorized Capital

Our authorized capital stock consists of 1,000,000,000 shares of common stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

General. The outstanding shares of our common stock are, and any shares of common stock offered by a future prospectus supplement when issued and paid for will be, fully paid and non-assessable.

Dividend Rights. Holders of our common stock are entitled to such dividends as may be lawfully declared from time to time by our board of directors out of our earned surplus and in compliance with the Act, and from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to holders of our common stock.

Liquidation Rights. After satisfaction of our creditors and the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

No Preemptive or Similar Rights. Holders of our common stock have no conversion, redemption or preemptive rights to subscribe to or acquire any of our securities. Our common stock is not entitled to the benefit of any sinking fund provisions.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “PEG.”

Anti-Takeover Effects of Provisions of Our Charter and By-Laws

Board of Directors. Subject to the rights of any class or series of stock having a preference over our common stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The board of directors, by the affirmative vote of a majority of the directors in office, may remove a director for cause where, in their judgment, the continuation of the director in office would be harmful to us and may suspend the director for a reasonable period pending final determination that cause exists for removal.

Business Combinations. The Charter prohibits certain business combinations with “Interested Shareholders” unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes: (a) any merger or consolidation of us or any subsidiary with an Interested Shareholder or any affiliate thereof; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate thereof of any assets of us or any subsidiary having an aggregate fair market value of $25,000,000 or more; (c) the issuance or transfer by us or any subsidiary (in one transaction or a series of transactions) of any of our securities or any securities of any or our subsidiaries to any Interested Shareholder or any affiliate thereof in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $25,000,000 or more; (d) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of any Interested Shareholder or any affiliate thereof; or (e) certain reclassification, recapitalization, merger or consolidation transactions that would have the effect of increasing the proportionate share of the outstanding shares of any class of our or any of our subsidiaries’ equity or convertible securities which is directly or indirectly owned by any Interested Shareholder or any affiliate thereof. Each such transaction requires the prior approval by the affirmative vote of the holders of 80% of the combined voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Generally, an “Interested Shareholder” is any person who is, or during the two-year period immediately prior to the date in question was, the beneficial owner, directly or indirectly, of shares having 10% or more of the votes of the then outstanding voting stock.

Advance Notice Requirements. Stockholders wishing to nominate persons for election to the board of directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in the By-Laws.

Proxy Access. The By-Laws permit an eligible stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of our outstanding common stock as of the date written notice is received by us of such stockholder’s intention to propose director nominees and as of the record date for the annual meeting. The number of stockholder nominees permitted under the proxy access provisions of the By-Laws may not exceed 25% of the number of directors in office as of the last day on which notice of a nomination may be delivered.

Notice of a nomination under the proxy access provisions of the By-Laws must generally be submitted to the Secretary no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing date of our proxy statement in the prior year. The notice must contain certain information specified in the By-Laws.

Board Vacancies. Any vacancy on our board of directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Special Meetings; Stockholder Action by Written Consent. Special meetings of the stockholders may be called at any time by our board of directors or by the chief executive officer or upon the written request of the holders of the capital stock entitled to cast a majority of votes at such meeting.

Amendments. Except as otherwise required by the By-Laws or the Charter, action by the stockholders to adopt a proposed amendment to the Charter may be taken by the affirmative vote of a majority of the votes cast by the holders of our stock entitled to vote thereon and, in addition, if any class or series of stock is entitled to vote thereon as a class, by the affirmative vote of a majority of the votes cast in each class vote. The By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of New Jersey, the Charter and the By-Laws, the Board of Directors may by

majority vote of those present at any meeting at which a quorum is present amend the By-Laws or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of our affairs.

Additional Authorized Shares of Common Stock and Preferred Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Indemnification of Directors and Officers; Limitation of Liability.

Indemnification. The Charter provides that we will, to the full extent permitted by law, indemnify any person who is made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was our director, officer or employee.

Limitation of Liability. The Charter further provides that, to the full extent permitted by law, our directors and officers will not be personally liable to us or our stockholders for damages for breach of any duty owed to us or our stockholders. No amendment or repeal of this provision of the Charter may adversely affect any right or protection of any of our directors or officers existing at the time of such amendment or repeal.

Transfer Agents and Registrars

The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

Preferred Stock

Our board of directors is authorized, without further shareholder action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

•	the rate (or manner of calculation of the rate) of dividends, if any, payable and whether such dividends are payable on a cumulative basis, and the frequency of any such payments;
•	the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding-up;
•	the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;
•	the price at and the terms and conditions upon which shares may be redeemed; and
•	the voting rights, if any.

As of the date of this prospectus, no shares of preferred stock are outstanding.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

In this section, references to “we,” “our,” and “us” refer to Public Service Enterprise Group Incorporated without its consolidated subsidiaries.

The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders’ obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, debt securities and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts, and, if applicable, the debt securities securing the holders’ obligations thereunder and the related collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•	the terms of the offering of the securities;
•	the proceeds we will receive from the offering;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which we may list the securities.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price;
•	prices that may be changed;
•	market prices at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

We will describe the method of distribution in the relevant prospectus supplement.

If we use underwriters with respect to an offering of the securities, we will set forth in the relevant prospectus supplement:

•	the name of the managing underwriter, if any;
•	the names of any other underwriters; and
•	the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

•	subject the obligations of the underwriters to certain conditions precedent; and
•	obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

If underwriters are used in the sale, to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in such securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of such securities, the underwriters may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

We may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the securities through competitive bidding procedures described in the relevant prospectus supplement.

If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

Each series of securities will be a new issue and, except for the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any securities.

We will estimate our expenses associated with any offering of the securities in the relevant prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities will be passed upon for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or Shawn P. Leyden, Esquire, Vice President and Deputy General Counsel of our affiliate, PSEG Services Corporation, and for any underwriters, dealers or agents by Sidley Austin LLP, New York, New York, who may rely on the opinion of Ms. Linde or Mr. Leyden as to matters of New Jersey law. Ms. Linde and Mr. Leyden each beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP has from time to time represented and continues to represent us and our affiliates in connection with certain unrelated legal matters.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from PSEG’s Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

Public Service Enterprise Group Incorporated

$     % Senior Notes Due 2028

$     % Senior Notes Due 2033

PROSPECTUS SUPPLEMENT

October   , 2023

Joint Book-Running Managers

Barclays

Citigroup

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley

Co-Managers

BNP PARIBAS

BofA Securities

CastleOak Securities, L.P.

Siebert Williams Shank & Co., LLC